                                                                     EXHIBIT 4.2

                             AMENDMENT NUMBER FOUR
                           TO STOCKHOLDERS AGREEMENT

     AMENDMENT, dated effective October 1, 1999, to the Stockholders Agreement (the "Stockholders Agreement") dated as of August 21, 1998, among CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation (the "Company") and each of the STOCKHOLDERS of the Company listed on Schedule I thereto (collectively, the "Stockholders" and each individually, a "Stockholder");

     WHEREAS, the Company and the Stockholders desire to amend the Stockholders Agreement to provide that Shares distributed by a Stockholder to a partner, member, stockholder or beneficiary of such Stockholder shall cease to be a subject to the Stockholders Agreement and the distribution of such Shares shall not cause the distributee to be a Stockholder;

     WHEREAS, pursuant to Section 6.04 of the Stockholders Agreement, the Stockholders Agreement may be amended by the mutual agreement of the parties thereto; and

     WHEREAS, the Company and the Stockholders have agreed to amend the Stockholders Agreement in the manner hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and the respective agreements, acknowledgments and confirmations hereinafter set forth and set forth in the Stockholders Agreement, the parties hereto agree as follows:

     SECTION 1.  Amendment.

     (a) Section 2.05 of the Agreement is amended and restated to read as follows:

          "SECTION 2.05. Certain Transferees to Execute Agreement. Each Stockholder agrees that it will not, directly or indirectly, sell or otherwise transfer any Shares held by such Stockholder to any of its Affiliates or permitted transferees, unless, prior to the consummation of any such sale or transfer, the Affiliate or permitted transferee to whom such sale or transfer is proposed to be made (a "Prospective Transferee")
     (i) executes and delivers to the Company and each other party to this Agreement a counterpart hereof and (ii) represents and warrants in writing to the Company that such counterpart has been duly authorized, executed and delivered by such Prospective Transferee and is a legal, valid and binding obligation of such Prospective Transferee enforceable against it in accordance with its terms, subject to insolvency, bankruptcy and other laws affecting creditors generally. Upon the execution and delivery by such Prospective Transferee of the documents referred to in the preceding sentence, such Prospective Transferee shall be deemed a "Stockholder" for the purposes of this Agreement, and shall have the rights and be subject to the obligations of a Stockholder hereunder with respect to the Shares held by such Prospective Transferee. The provisions of this Section 2.05 shall not apply to any distribution of Shares by a Stockholder to its partners (in the case of a partnership), members (in the case of a limited liability company), stockholders (in the case of a corporation) or beneficiaries (in the case of a trust) of such Stockholder whether or not the distributee is a Stockholder, Affiliate or permitted transferee."

     (b) Section 2.06 of the Agreement is amended and restated to read as follows:

          "SECTION 2.06. Sale to a Third Party; Distributions. If a sale or transfer of Shares is made by a Stockholder to a third party (except for transfers within the TDF Group, the Berkshire Group, the Centennial Group, the Candover Group, the Nassau Group or otherwise to an Affiliate or to any permitted transferee) (a "Third Party Transferee"), such Shares shall immediately cease to be subject to this Agreement and such Third Party Transferee will not become a Stockholder for purposes of this Agreement.
     If a sale or transfer of Shares results in the selling Stockholder or a permitted transferee ceasing to own any Shares, such selling Stockholder shall cease to be a Stockholder for purposes of this Agreement. If a Stockholder distributes Shares to any of its partners (in the case of a partnership), members (in the case of a limited liability company), stockholders (in the case of a corporation) or beneficiaries (in the case of a trust), such Shares shall immediately cease to be subject to this Agreement (whether or not the distributee is a Stockholder, a member of the TDF Group, the Berkshire Group, the Centennial Group, the Candover Group, the Nassau Group, an Affiliate or a permitted transferee) and such partner, member, stockholder or beneficiary will not become a Stockholder for purposes of this Agreement as a result of such distribution."

     SECTION 3. Construction: Continuing Effect. This Agreement shall be construed in connection with and as part of the Stockholders Agreement and each reference to the Stockholders Agreement contained in any other document shall mean the Stockholders Agreement as amended hereby. As amended hereby, the Stockholders Agreement shall continue in full force and effect. Terms used but not defined in this Amendment Number Four to Stockholders Agreement shall have the meaning ascribed to such term in the Stockholders Agreement.

     SECTION 4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute but one instrument. It shall not be necessary for each party to sign each counterpart so long as every party has signed at least one counterpart.

     IN WITNESS WHEREOF, each party hereto has executed this Agreement effective as of the day and year first above written.

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Four to Stockholders Agreement



August ____, 1999             CROWN CASTLE INTERNATIONAL CORP.


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Four to Stockholders Agreement



August ____, 1999             TELEDIFFUSION DE FRANCE
                              INTERNATIONAL S.A.


                              By:   ____________________________________
                                    Name:
                                    Title:

August ____, 1999             DIGITAL FUTURE INVESTMENTS B.V.


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Four to Stockholders Agreement



August ____, 1999             CANDOVER INVESTMENTS, PLC


                              By:   ____________________________________
                                    Name:
                                    Title:

August ____, 1999             CANDOVER (TRUSTEES) LIMITED


                              By:   ____________________________________
                                    Name:
                                    Title:

August ____, 1999             CANDOVER PARTNERS LIMITED
                              (as general partner of the Candover 1994
                              UK Limited Partnership)


                              By:   ____________________________________
                                    Name:
                                    Title:

August ____, 1999             CANDOVER PARTNERS LIMITED
                              (as general partner of the Candover 1994
                              UK No. 2 Limited Partnership)


                              By:   ____________________________________
                                    Name:
                                    Title:

August ____, 1999             CANDOVER PARTNERS LIMITED
                              (as general partner of the Candover 1994
                              US No. 1 Limited Partnership)


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Four to Stockholders Agreement
August ____, 1999
                              CANDOVER PARTNERS LIMITED
                              (as general partner of the Candover 1994
                              US No. 2 Limited Partnership)


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Four to Stockholders Agreement



August ____, 1999             _________________________________________
                              TED B. MILLER, JR.



August ____, 1999             _________________________________________
                              ROBERT H. SINGLETON, Trustee
                              The Miller 1996 Gift Trusts

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Four to Stockholders Agreement



August____, 1999                    ____________________________________
                                    ROBERT A. CROWN


August ____, 1999                   ____________________________________
                                    BARBARA A. CROWN


August ____, 1999                   RC INVESTORS CORP.
                                    a Delaware corporation

                                    By: ________________________________
                                    Name: ______________________________
                                    Title: _______________________________


August ____, 1999                   BC INVESTORS CORP.
                                    a Delaware corporation

                                    By: ________________________________
                                    Name: ______________________________
                                    Title: _______________________________

August ____, 1999                   RACG Holdings LLC
                                    Limited Liability Company

                                    By: ________________________________
                                    Name: ______________________________
                                    Title: _______________________________


August ____, 1999                   BACG Holdings LLC
                                    Limited Liability Company

                                    By: ________________________________
                                    Name: ______________________________
                                    Title: _______________________________

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Four to Stockholders Agreement



August ____, 1999             BERKSHIRE FUND III,
                              A LIMITED PARTNERSHIP


                              By:   ____________________________________
                                    a Managing Member

August ____, 1999             BERKSHIRE FUND IV,
                              LIMITED PARTNERSHIP


                              By:   ____________________________________
                                    a Managing Member

August ____, 1999             BERKSHIRE INVESTORS LLC


                              By:   ____________________________________
                                    a Managing Member

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Four to Stockholders Agreement



August ____, 1999             NASSAU CAPITAL PARTNERS II, L.P.

                              By Nassau Capital L.L.C.,
                              its General Partner


                              By:   ____________________________________
                                    Name:
                                    Title:



August ____, 1999             NAS PARTNERS I, L.L.C.


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Four to Stockholders Agreement



August ____, 1999             FAY, RICHWHITE COMMUNICATIONS
                               LIMITED


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Four to Stockholders Agreement



August ____, 1999             PNC VENTURE CORP.


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Four to Stockholders Agreement



August ____, 1999             NEW YORK LIFE INSURANCE COMPANY


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Four to Stockholders Agreement



August ____, 1999             HARVARD PRIVATE CAPITAL
                              HOLDINGS, INC.


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Four to Stockholders Agreement



August ____, 1999             AMERICAN HOME ASSURANCE COMPANY


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Four to Stockholders Agreement



August ____, 1999             THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Four to Stockholders Agreement



August ____, 1999             CENTENNIAL FUND IV, L.P.
                              By:   Centennial Holdings V, L.P.
                                    its general partner


                              By:   ____________________________________
                                    Name:
                                    Title:

August ____, 1999             CENTENNIAL FUND V, L.P.
                              By:   Centennial Holdings V, L.P.
                                    its general partner


                              By:   ____________________________________
                                    Name:
                                    Title:

August ____, 1999             CENTENNIAL ENTREPRENEURS FUND V, L.P.
                              By:   Centennial Holdings V, L.P.
                                    its general partner


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Four to Stockholders Agreement



August ____, 1999             PRIME VIII, L.P.
                              By:  Prime SKA I, LLC
                                    its general partner


                              By:   ____________________________________
                                    Name:
                                    Title: